EXHIBIT 5.1
March 31, 2011
VIA ELECTRONIC TRANSMISSION
Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549
Re: Cereplast, Inc., Form S-3 Registration Statement, SEC File No. 333-172204
Ladies and Gentlemen:
     We refer to the above-captioned registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), filed by Cereplast, Inc., a Nevada corporation (the “Company”), with the Securities and Exchange Commission.
     We have examined the originals, photocopies, certified copies or other evidence of such records of the Company, certificates of officers of the Company and public officials, and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents.
     Based on our examination mentioned above, we are of the opinion that the securities being sold pursuant to the Registration Statement consisting of (i) 2,596,500 outstanding shares of common stock (the “Outstanding Shares”), and (ii) 789,128 shares of common stock issuable upon exercise of warrants (the “Warrant Shares”), are duly authorized and (a) with respect to the Outstanding Shares, legally and validly issued, fully paid and non-assessable, and (b) with respect to the Warrant Shares, will be, when issued in the manner described in the Registration Statement, legally and validly issued, fully paid and non-assessable.
     We express no opinion herein as to the law of any state or jurisdiction other than the laws of the States of Nevada and New York and the federal laws of the United States of America. We are not admitted to practice in the State of Nevada; however, we have reviewed relevant portions of Chapter 78 of the Nevada Revised Statutes, also known as the Nevada Business Corporation Act, and have made such inquiries with respect thereto as we consider necessary to render this opinion with respect to a Nevada corporation.
     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under “Legal Matters” in the related Prospectus. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.
61 Broadway New York, New York 10006 212-930-9700 212-930-9725 Fax
www.srff.com

Very truly yours,

/s/ Sichenzia Ross Friedman Ference LLP

61 Broadway New York, New York 10006 212-930-9700 212-930-9725 Fax
www.srff.com